UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2023

AGAPE ATP CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	36-4838886
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia (Postal Code: 58100).

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code

+(60) 192230099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	AATP	OTC Markets – Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In March 2023, Mr. Mohd Shaharuddin Bin Abdullah resigned from the Company as an executive director and his employment agreement terminated with immediate effect. Mr. Mohd Shaharuddin Bin Abdullah was appointed and entered into an employment agreement with the Company on January 12, 2021 and the employment agreement was to take effect on the listing of our stock on Nasdaq Capital Market.

On April 3, 2023, Mr. Tjong Budisantoso, Phd (“Mr. Budisantoso, Phd”) was appointed as an executive director to fill the vacancy, effective on the listing of our stock on Nasdaq Capital Market.

The biography for Mr. Budisantoso, Phd is set forth below:

Mr. Budisantoso, Phd was appointed as an executive director on April 3, 2023. Prior to joining the Company, Mr. Budisantoso, Phd had over 10 years of marketing and education related experience. Since June 2020, Mr. Budisantoso, Phd, has been a Dean of School of Business, Indonesia International Institute for Life Sciences, and since March 1, 2020 Mr. Budisantoso, Phd, has been a Director of Recruitment, Marketing & Institutional Development of Kalbis Institute. Since April 2017 Mr. Budisantoso, Phd, has been a Vice Rector in charge of Admission & Recruitment, Marketing, and Institutional Development, of Indonesia International Institute for life Sciences. From October 2011 to May 2016, Mr. Budisantoso, Phd was a lecturer at James Cook University Singapore Campus. From June 2010 to May 2016, Mr. Budisantoso, Phd was a Course Leader at the Center of Commerce and Management, Royal Melbourne Institute of Technology (RMIT), where he coordinated course for Market Research, Buyer Behavior and Marketing Management (Executive-MBA) courses. From February 2010 to May 2016, Mr. Budisantoso, Phd was a lecturer at Center of Commerce and Management, Royal Melbourne Institute of Technology, where he was teaching Marketing Principles, Market Research and Marketing Management. From 1998 to January 2010, Mr. Budisantoso, Phd was a lecturer at Faculty of Economics, Widya Mandala Catholic University Surabaya, where he was teaching Marketing Principles, Global Marketing, E-Marketing and Current Issues in Marketing. From 2008 to 2009, Mr. Budisantoso, Phd was a Director at the Indonesian Center for Retailing Surabaya.

Mr. Budisantoso, Phd graduated with a bachelor of Business Administration from the Atma Jaya University, Indonesia in 1994, and graduated with a master of business administration from the Monash University, Australia, and Magister Manajemen, Institut Pengembangan Manajemen Indonesia (IPMI), Indonesia in 2001. Mr. Budisantoso, Phd obtained a doctorate of Marketing from the University of Notre Dame Australia in 2006. Mr. Budisantoso, Phd obtained a Graduate Certificate in Teaching & Learning from Royal Melbourne Institute of Technology in 2011.

Mr. Budisantoso, Phd has no family relationships with any of the executive officers or director of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Budisantoso, Phd had, or will have, a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 4, 2023	AGAPE ATP CORPORATION

	By:	/s/ How Kok Choong
	Name:	How Kok Choong
	Title:	Chief Executive Officer,
President, Director, Secretary and Treasurer (Principle Executive officer)

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